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                                    Form 8-K

                                 UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) July 31, 1998
                                                 -------------


                               The Rouse Company
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            (Exact name of registrant as specified in its charter)
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
    Maryland                      0-1743                   52-0735512
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(State or other                 (Commission            (IRS Employer
 jurisdiction of                File Number)           Identification No.)
 incorporation)
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10275 Little Patuxent Parkway
Columbia, Maryland                                        21044-3456
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(Address of principle executive offices)                  (Zip Code)


Registrant's telephone number, including area code (410) 992-6000
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                             Not Applicable
                             --------------
         (Former name or former address, if changed since last report)
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Item 2.  Acquisition or Disposition of Assets.

On April 6, 1998, The Rouse Company (the "Company") and Westfield America, Inc.
 entered into an agreement to purchase a portfolio of interests in retail centers from TrizecHahn Centers Inc. ("TrizecHahn"). Under the terms of the agreement, as amended, the Company agreed to purchase ownership interests in eight retail centers for approximately $1.3 billion in a series of transactions expected to be completed during the third and fourth quarters of 1998. The agreement is subject to the satisfaction of certain conditions and includes a provision for the substitution of, or increase or decrease in the number of, retail centers to be acquired.

On July 31, 1998, a wholly owned subsidiary of The Rouse Company purchased from TrizecHahn assets known as Park Meadows Mall. In a related transaction on the same date, another wholly owned subsidiary of the Company, in a joint venture with Westfield America, Inc. ("Westfield"), purchased from TrizecHahn assets known as Valley Fair Mall. As a result, Company subsidiaries now own Park Meadows Mall and a 50% interest in Valley Fair Mall.

Park Meadows Mall is a regional shopping center in Littleton, Colorado, which is approximately 15 miles from Denver. The Mall contains approximately 593,000 square feet of leasable mall space and 4 department stores encompassing 875,000 square feet of space with a fifth department store encompassing 146,000 square feet of space under construction. Valley Fair Mall is a regional shopping center in San Jose, California containing approximately 469,000 square feet of leasable mall space and 3 department stores encompassing 669,000 square feet of space. Park Meadows Mall and Valley Fair Mall will continue to operate as regional shopping centers.

The aggregate purchase price for the Company's interests in the properties was approximately $445,435,000, including approximately $252,817,000 paid at closing and approximately $192,618,000 of debt secured by the properties which was assumed by subsidiaries of the Company. The purchase prices were determined on an individual property basis by negotiation between the applicable parties. The Company used available cash to pay approximately $42,817,000 of the portion of the purchase price paid at closing. The balance of the price paid at closing of $210,000,000 was provided by borrowings under the Company's unsecured revolving credit facility that was underwritten by The First National Bank of Chicago and Bankers Trust Company.
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Item 2.  Acquisition or Disposition of Assets, continued

Prior to the transactions there were no material relationships between TrizecHahn and the Company or any of its affiliates, any director or officer of the Company or any affiliate of any such director or officer, except an affiliate of the Company has a 75% interest and the management of Fashion Show Mall in Las Vegas, Nevada, in which TrizecHahn has a 25% ownership interest.
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Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

          (a) & (b) It is impracticable for the Company to provide any of the financial statements and pro forma financial information required by Items 7(a) and (b) at this time. The Company will file the required financial statements and pro forma financial information as soon as practicable, but in any event no later than October 12, 1998.

          (c) The following exhibit is filed as part of this Current Report on Form 8-K:

           Exhibit
           Number                Exhibit

            2         Asset Purchase Agreement between TrizecHahn Centers Inc.
                    and The Rouse Company and Westfield America, Inc., dated April 6, 1998.
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                                   Signatures
                                   ----------



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                       THE ROUSE COMPANY


Date:   August 14, 1998                By /s/ Jeffrey H. Donahue
                                         -----------------------
                                          Jeffrey H. Donahue
                                          Senior Vice- President and
                                          Chief Financial Officer


Date:   August 14, 1998                By /s/ George L. Yungmann
                                         -----------------------
                                          George L. Yungmann
                                          Senior Vice-President and
                                          Controller
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                                    EXHIBITS


                                 Exhibit Index
                                 -------------


       Exhibit Number                  Exhibit

          2 Asset Purchase Agreement between TrizecHahn Centers, Inc. and The Rouse Company and Westfield America, Inc. dated April 6, 1998.